EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Omnibus Incentive Plan of Cassava Sciences, Inc. of our reports dated February 28, 2022, with respect to the consolidated financial statements of Cassava Sciences, Inc. and the effectiveness of internal control over financial reporting of Cassava Sciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst &Young LLP

Austin, Texas

June 10, 2022